UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 21, 2013

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

Air Lease Corporation’s (the “Company’s”) offer to exchange (the “exchange offer”) up to $151,614,000 aggregate principal amount of its 5.625% Senior Notes due 2017 for any and all of its outstanding 7.375% Senior Unsecured Notes due January 30, 2019 (the “old notes”), upon the terms and subject to the conditions described in the prospectus (the “Prospectus”) included in its registration statement on Form S-4 (File No. 333-188716) and the accompanying letter of transmittal, expired at 5:00 p.m., New York City time, on June 20, 2013.  The Company expects the settlement date for the exchange offer to be June 26, 2013.  Assuming such settlement date, the Accrued Interest Adjustment Amount (as defined in the Prospectus) will be $14.35 for $1,000 original face amount of old notes that are validly tendered (and not properly withdrawn) and accepted for exchange, or $15.45 for $1,000 currently remaining principal amount of old notes accepted for exchange.  The Company will pay the Accrued Interest Adjustment Amount in cash to tendering holders whose old notes are accepted for exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: June 21, 2013	/s/ Gregory B. Willis
Gregory B. Willis
Senior Vice President and Chief Financial Officer